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                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT


                  THIS EMPLOYMENT AGREEMENT (the "Agreement") dated as of _________________, 1998 by and between First American National Bank, having its principal offices in Nashville, Tennessee (hereinafter "FANB") and Edward D. (Kelly) Green (hereinafter "Executive");

                               W I T N E S S E T H:

                  WHEREAS, FANB is regularly engaged in the business of banking and the providing of financial services;

                  WHEREAS, The Middle Tennessee Bank ("MTB") has merged with and into FANB;

                  WHEREAS, Executive formerly served as a Director and President of MTB and was a principal shareholder of MTB and has significant experience and expertise in the businesses of banking and providing of financial services; and

                  WHEREAS, FANB wishes to employ Executive upon the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, premises considered, in consideration of the mutual covenants set out below, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto intending to be legally bound agree as follows:

                  1. EMPLOYMENT. FANB shall employ Executive, and Executive accepts employment with FANB, under the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in paragraph 4 hereof (the "Employment Period")" provided, however, that this Agreement shall be of no force and effect until the occurrence of the Effective Time of the merger of MTB with and into FANB pursuant to the Agreement and Plan of Merger by and between FANB and MTB dated as of May 26, 1998. The date on which Executive ceases to be employed by FANB and/or its subsidiaries (as defined below) or its successors or assigns is referred to herein as the "Termination Date." "Term" shall mean December 31, 2001 or such other date that is three calendar years after the date hereof.

                  2.       POSITION AND DUTIES.

                           (a) During the Employment Period, Executive shall
render such administrative, sales, marketing and other executive services to FANB, its affiliates and its subsidiaries as FANB's board of directors (the "Board") or its president or his designee may from time to time direct, including serving as the Chairman of FANB's Maury County Advisory Board of Directors.


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                           (b) During Phase 1 (as defined below) of the
Employment Period, Executive shall devote his best efforts and his full business time and attention to the business and affairs of FANB, its affiliates and its subsidiaries. During Phase 2 (as defined below) of the Employment Period, Executive shall devote his best efforts and his business time and attention for twenty regularly scheduled hours per week to the business and affairs of FANB, its affiliates and its subsidiaries. Executive shall perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner. During the Employment Period, FANB shall provide Executive with an office located in Columbia, Tennessee from which the majority of Executive's duties and responsibilities will be conducted.

                           (c) For purposes of this Agreement, "subsidiaries"
shall mean any corporation of which the securities having at least 50% of the voting power in electing directors are, at the time of determination, owned by FANB or FAC, directly or through one or more subsidiaries. The term "affiliate" shall mean a direct or indirect subsidiary of either FANB or FAC.

                  3.       SALARY AND BENEFITS.

                           (a) During the Employment Period, for the first full
calendar year from the date hereof ("Phase 1"), Executive's base salary shall be $140,000 per annum (the "Phase 1 Base Salary"); and, for the second calendar year from the date hereof ("Phase 2"), Executive's base salary shall be $70,000 per (the "Phase 2 Base Salary"). The Base Salary referred to in this Paragraph 3(a) shall be payable in regular installments in accordance with FANB's general payroll practices. In addition, during the Employment Period, Executive shall be entitled to participate in all of FANB's benefit programs (but not incentive programs) for which similarly situated Executives of FANB and its subsidiaries are generally eligible.

                           (b) FANB shall reimburse Executive for all reasonable
expenses incurred by him in the course of performing his duties under this Agreement which are consistent with FANB's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to FANB's requirements with respect to reporting and documentation of such expenses.

                           (c) In addition to the Phase 1 Base Salary and the
Phase 2 Base Salary, Executive shall receive a bonus of $140,000 upon completion of Phase 1 and a bonus of $70,000 upon completion of Phase 2.





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                           (d) For the twelve month period following the later
of i) the end of the Employment Period or ii) the Termination Date, during either of which Executive shall remain subject to the provisions of paragraph 7 hereof ("Phase 3"), FANB agrees to pay Executive $150,000 payable in arrears in equal monthly installments ("Phase 3 Payment"); provided, however, in the event, that Executive terminates employment with FANB or is terminated by FANB for any reason, Executive shall receive as sole consideration for Phase 3, at the end of Phase 3, the aggregate of the Phase 1 Base Salary, the Phase 2 Base Salary, the bonuses referred to in paragraph 3(b) hereof, less any amounts actually paid to Executive under this Agreement and shall not be entitled to the Phase 3 Payment. Except as otherwise required by law, following the first of i) the end of the Employment Period or ii) the Termination Date, Executive shall cease to be entitled to participate in any FANB benefit programs.

                  4.       TERMINATION.

                           (a) Unless renewed by the mutual agreement of FANB
and Executive, the Employment Period shall end on December 31, 2000 or such other date that is two calendar years from the date hereof; provided that (i) the Employment Period shall terminate prior to such date upon Executive's resignation, death or permanent disability or incapacity (as determined by the Board in its good faith judgment) and (ii) the Employment Period may be terminated by FANB at any time prior to such date for Cause (as defined below) or without Cause.

                           (b) If the Employment Period is terminated by FANB
without Cause prior to the Termination Date, Executive shall be entitled to receive his Phase 1 Base Salary and Phase 2 Base Salary and each of the bonuses referred to in paragraph 3(c) hereof, less any amounts actually paid to Executive under this Agreement, so long as Executive has not materially breached the provisions of this Agreement. The Base Salary payments and bonuses described in this paragraph 5(b) shall be payable in regular installments in accordance with FANB's general payroll practices.

                           (c) If the Employment Period is terminated as a
result of Executive's death or permanent disability or incapacity, Executive or his estate shall be entitled to receive his Phase 1 Base Salary and Phase 2 Base Salary, including each of the bonuses referred to paragraph 3(c) hereof, less any amounts actually paid to Executive under this Agreement.

                           (d) All of Executive's rights to benefits (if any)
accruing after the Termination Date shall cease upon such termination.

                           (e) For purposes of this Agreement, "Cause" shall
mean (i) the commission of a felony or a crime involving moral turpitude or the commission of any other act involving dishonesty, disloyalty or fraud with respect to FANB or any of its subsidiaries or affiliates; (ii) repeated failure to perform duties as reasonably directed by FANB's president or his designee,
(iii) Executive has committed a violation of any laws and/or regulations applicable to FANB and/or its affiliates; or (iv) any other material breach of this Agreement.

                  5. CONFIDENTIAL INFORMATION. Executive acknowledges that in the course of his engagement by FANB he will have access to confidential proprietary information and data concerning the business of FANB and its affiliates, collectively, the "Information", which FANB



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desires to protect. Executive understands that the Information, to the extent not otherwise published or known generally, is confidential and proprietary, and agrees not to reveal such Information to persons outside FANB; provided, however, that Executive may reveal, utilize, and otherwise employ the Information in any manner required by law or as may be necessary in carrying out his duties hereunder. If this Agreement is terminated for any reason, the obligations contained in this Section 5 shall survive forever such termination.

                  6. INVENTIONS AND PATENTS. Executive agrees that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information which relates to FANB's or any of its subsidiaries' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive while employed by FANB and/or its subsidiaries ("Work Product") belong to FANB or such subsidiary. Executive will promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

                  7.       NON-COMPETE, NON-SOLICITATION.

                           (a) Executive acknowledges that in the course of his
employment with FANB he has become and will become familiar with the information concerning FANB, its affiliates and subsidiaries and that his services have been and will be of special, unique and extraordinary value to FANB. Therefore, Executive agrees that, until expiration of the Term (the "Noncompete Period"), Executive shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of FANB or its subsidiaries or affiliates as such businesses exist or are in the process on the date of the termination of Executive's employment, within Maury, Lewis, Hickman, Bedford, Lawrence, Giles, Marshall, Williamson, and Davidson Counties, Tennessee. During Phase 3, and solely in Davidson County, Tennessee, Executive shall be specifically permitted to engage in businesses relating to the provision of financial services except to the extent that such businesses engages in the business of commerical banking, but shall, in all other respects, be subject to paragraph 7. Nothing herein shall prohibit Executive from being the passive owner of not more than 1% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.

                               During the Noncompete Period, Executive shall not
directly or indirectly through another entity (i) induce or attempt to induce any employee of FANB or any affiliate or subsidiary to leave the employ of FANB or affiliate or subsidiary, or in any way interfere with the relationship between FANB or any subsidiary or affiliate and any employee thereof, (ii) hire any person who was an employee of FANB or any subsidiary or affiliate at any time during the Employment Period, or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of FANB or any affiliate or subsidiary to cease doing business with FANB or affiliate or subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and FANB or any affiliate or subsidiary.





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                  8. ENFORCEMENT. If, at the time of enforcement of paragraph 5,
6 or 7 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. Because Executive's services are unique and because Executive has access to Confidential Information and Work Product, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach of this Agreement, FANB or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).


                  9. EXECUTIVE REPRESENTATIONS. Executive hereby represents and warrants to FANB that (i) the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound, (ii) Executive is not a party to or bound by an employment agreement, noncompete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement by FANB, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms.

                  10. ENTIRE AGREEMENT. This Agreement sets forth the entire understanding between Executive and FANB with respect to the subject matter hereof. There are no covenants, agreements, understandings, representations or warranties, oral or written, between Executive and FANB relating to the subject matter of this Agreement other than those set forth herein.

                  11. WAIVER. No waiver of any right or remedy under any term of this Agreement shall in any event be deemed to apply to any subsequent default under the same or any other term contained herein.

                  12. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  13. NOTICES. Any notice or other communication required or permitted to be given under this Agreement shall be in writing and deemed to be properly given when delivered in person or three days after being sent by certified or registered United States mail, return receipt required, postage prepaid, addressed:

         If to Executive:
         Edward D. (Kelly) Green
         2999 Pulaski Pike
         Columbia, TN  38401





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         If to FANB:                                With a copy to:
         First American National Bank               First American National Bank
         First American Center                      First American Center
         Nashville, TN  37237                       Nashville, TN  37237
         Attn.:  Dale W. Polley             Attn.:  General Counsel

Either party may change his or its address for notices hereunder from time to time in the manner set forth above.

                  14. JOINT PREPARATION. This Agreement is to have been prepared jointly by Executive and FANB, and any uncertainty or ambiguity existing herein shall not be interpreted against either party, but shall be interpreted according to the rules of interpretation for arms-length agreements.

                  15. RULES OF CONSTRUCTION. Unless the context otherwise requires, words in the singular number include the plural, and in the plural include the singular, words of the masculine gender include the feminine and the neuter, and when the sense so indicates, words of the neuter gender may refer to any gender. The names of the parties, the date, and the recitals set out above written are all a part of this Agreement. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience; they do not define, limit, construe, or describe the scope or intent of the provisions of this Agreement.

                  16. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and either party hereto may execute this Agreement by signing one or more counterparts.

                  17. ACTIONS CONTRARY TO LAW. Nothing contained in this Agreement shall require Executive or FANB to engage in any conduct or perform any act contrary to law.

                  18. COSTS. In the event of a dispute between Executive and FANB involving the terms of this Agreement which results in the filing of suit, the prevailing party shall be paid and reimbursed by the other for all costs and expenses, including all defense costs, investigation costs, and reasonable attorneys' fees, paid or incurred by such prevailing party in connection with such dispute.

                  19. CHOICE OF LAW, JURISDICTION, VENUE. This Agreement is entered into and is intended to be performed in the State of Tennessee and shall be governed by the laws of this State. Any action, claim, or dispute relating to the terms of this Agreement shall be brought in the appropriate state or federal court physically located in Nashville, Davidson County, Tennessee.

                  20. AMENDMENT. This Agreement may be modified or amended only upon the written agreement of Executive and FANB.





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                  21. ASSIGNMENT.  This Agreement shall be binding upon, inure to the benefit of and be enforceable by each of FANB and its successors and assigns.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first mentioned above.

                                                FIRST AMERICAN NATIONAL BANK


                                                BY:__________________________
ATTEST:____________________________
                                                TITLE:_______________________


                                                EXECUTIVE


ATTEST:____________________________             ______________________________
                                                EDWARD D. (KELLY) GREEN








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